UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2007

MEXORO MINERALS LTD.

(formerly SUNBURST ACQUISITIONS IV, INC.)

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements

The Board of Directors has concluded that certain previously filed financial statements of the Registrant covering the periods ending February 28, 2006, May 31, 2006, August 31, 2006, and November 30, 2006 contained errors which must be corrected.  Accordingly, the previously filed financial statements for the designated periods should no longer be relied upon.

The Registrant has restated its financial statements to correct errors found in previously filed financial statements.  The restatements include the following:

A.

On or around September 20, 2006, Management determined that, in the year ending February 28, 2006, compensation expense recorded in the amount of $8,680,000 relating to the issuance of 7 million common shares was incorrect. Accordingly, these shares were issued as consideration for receiving cash proceeds of $70,000, and the financial statements were amended accordingly.

B.

On or around November 25, 2006, Management has determined that, in the year ending February 28, 2006, shares issued for services and recorded as compensation expense were overstated by $10,000. Accordingly, this amount originally recorded as a compensation expense totaling $100,000 has been corrected and is now recorded as $90,000.  Also, in the year ending February 28, 2006, management revised the disclosure in the consolidated statement of cash flows respecting the non-cash component of the gain on settlement of debt. There was no impact on cash provided from financing as a result of the changed disclosure.

C.

Also on or around November 25, 2006, Management corrected an entry in the consolidated statements of cash flows for the three months ending May 31, 2006 which recorded shares issued for debt settlement as a cash transaction under the financing activities. There was no impact on cash provided from financing as a result of the changed disclosure.

D.

On or around January 31, 2007, Management has determined that, in the year ended February 28, 2006, shares issued for services and recorded as compensation expense was overstated by $3,410,750. A compensation expense totaling $3,898,000 should have been amortized over the term of the contract. Accordingly, this expense has been corrected and is now recorded as $487,250 as stock-based compensation expense for the year-ended February 28, 2006, for the three-months ended May 31, 2006, for the six-months ended August 31, 2006, and for the nine-months ended November 30, 2006.

Management has accordingly restated the Company’s consolidated financial statements as at February 28, 2006 and for the year-ended February 28, 2006, as at May 31, 2006 and for the three-months ended May 31, 2006, as at August 31, 2006 and for the six-months ended August 31, 2006, and as at November 30, 2006 and for the nine-months ended November 30, 2006.

Management has discussed with the Company’s independent auditors the matters disclosed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Robert Knight

Robert Knight, President and Director

April 2, 2007